As filed with the Securities and Exchange Commission on November 21, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 21, 2016

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On November 21, 2016, B&G Foods North America, Inc., a wholly owned operating subsidiary of B&G Foods, closed on the acquisition of the spices and seasonings business of ACH Food Companies for a purchase price of $365.0 million in cash, subject to a customary adjustment based upon inventory at closing, pursuant to an asset purchase agreement.  The purchased assets include a manufacturing facility in Ankeny, Iowa, including all facility operating assets and certain information technology systems; inventory; supply, sales and other agreements; intellectual property, including trademarks, patents, trade secrets, know-how and licensing agreements; and marketing materials, customer lists and sales information.  As described in B&G Foods’ Current Report on Form 8-K filed on September 21, 2016, the asset purchase agreement contains customary representations, warranties, covenants and indemnification provisions, including an agreement for ACH Food Companies to provide certain transition services associated with the acquired business for up to approximately nine months following closing.

Prior to the closing of the acquisition, none of B&G Foods, B&G Foods North America or any of their affiliates, or any director or officer of B&G Foods or B&G Foods North America, or any associate of any such director or officer, had any material relationship with ACH Food Companies. The terms of the asset purchase agreement, including the purchase price, were determined by arm’s length negotiations between B&G Foods and ACH Food Companies.

B&G Foods funded the acquisition and related fees and expenses with cash on hand, including the net proceeds of its August 2016 public offering of common stock, and additional revolving loans under its existing credit facility.

The asset purchase agreement was filed as Exhibit 2.1 under Item 1.01 to the Current Report on Form 8-K filed by B&G Foods on September 21, 2016.

Item 7.01.  Regulation FD Disclosure.

On November 21, 2016, B&G Foods issued a press release to announce the closing of the acquisition described above.  The information contained in the press release, which is attached to this report as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

2.1                               Asset Purchase Agreement, dated as of September 21, 2016, among ACH Food Companies, Inc., B&G Foods North America, Inc., B&G Foods, Inc. and Associated British Foods PLC.  (Filed as Exhibit 2.1 to B&G Foods’ Current Report on Form 8-K filed on September 21, 2016, and incorporated herein by reference)

99.1                        Press Release dated November 21, 2016, furnished pursuant to Item 7.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: November 21, 2016	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General Counsel and Secretary